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                                                                       EXHIBIT H

                                 FIRST AMENDMENT
                                       TO
                           FIRST AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT


         This First Amendment ("Amendment") to the Amended and Restated Stockholders' Agreement is made and entered into as the 28th day of February, 2001 by and among the signatories hereto in order to amend the Harold's Stores, Inc. First Amended and Restated Stockholders' Agreement dated June 15, 1998 (the "Stockholders' Agreement").

                                   WITNESSETH:

         WHEREAS, Harold's Stores, Inc. (the "Company") has entered into a Series 2001-A Preferred Stock Purchase Agreement dated February 23, 2001 (the "Preferred Stock Purchase Agreement") whereby the Company will sell to the Investor named therein (the "Investor") 300,000 shares of Series 2001-A Preferred Stock of the Company;

         WHEREAS, in connection with the Preferred Stock Purchase Agreement the parties hereto propose to enter into with the Investor a Voting Agreement (the "Voting Agreement") and a Right of First Refusal Agreement (the "Right of First Refusal Agreement");

         WHEREAS, in connection with the execution and delivery of the Voting Agreement and the Right of First Refusal Agreement, the parties hereto desire to enter into this Amendment to provide for certain amendments to Stockholders' Agreement in order to permit, and to eliminate any conflicts with, the covenants, agreements and transactions provided for in the Voting Agreement and the Right of First Refusal Agreement; and

         WHEREAS, the parties hereto hold more than the minimum number of shares subject to the Stockholders' Agreement that are required in order to amend the Stockholders' Agreement pursuant to Section 9 thereof.

         NOW, THEREFORE, in consideration of the recitals and agreements contained herein and the benefits to be derived from the mutual observance of the provisions of this Amendment and the Stockholders' Agreement, the parties agree as follows:

         1. Effective Date. This Amendment and the matters provided for herein shall become effective only upon the closing under the Preferred Stock Purchase Agreement and the execution and delivery of the Voting Agreement and Right of First Refusal Agreement in connection therewith (such time being referred to herein as the "Effective Date").

         2. Voting. The Stockholders' Agreement is hereby amended effective as of the Effective Date to eliminate in its entirety Section 4 of the Stockholders' Agreement pertaining to the voting of the shares that are subject to the Stockholders' Agreement, and the Stockholders' Agreement shall no longer affect the voting of, or expression of written consent with respect to, any of such shares in any manner whatsoever. Any and all proxies previously granted in


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connection with and pursuant to the Stockholders' Agreement shall be automatically revoked and shall be of no further force or effect.

         3. Right to Sell Stock. Nothing in this Amendment or the Right of First Refusal Agreement shall relieve any Stockholder from compliance with the Stockholders' Agreement in connection with the disposition of any shares that are subject to the Stockholders' Agreement; provided, however, that in the event of any conflict between the Right of First Refusal Agreement and the Stockholders Agreement, the Right of First Refusal Agreement shall control. Any shares acquired by the "Series A Holders" (as defined in the Right of First Refusal Agreement") pursuant to and in accordance with Section 1 of the Right of First Refusal Agreement shall cease to be subject to or bound by the restrictions of this Agreement. In addition, without limiting the foregoing, any shares that are first offered to the Stockholders pursuant to Section 5 of the Stockholders' Agreement (which offer if accepted would constitute a "non-applicable" transfer pursuant to Section 2.1(a) of the Right of First Refusal Agreement) and then offered to the Series A Holders pursuant to Section 1 of the Right of First Refusal Agreement and that are not purchased initially by the Stockholders or subsequently by the Series A Holders may be disposed of in accordance with the provisions of Section 1 of the Right of First Refusal Agreement in the manner and within the time periods permitted thereby and the provisions of Section 5.2 (b) of the Stockholders' Agreement shall be deemed to be amended to so permit. Any of such shares not sold in such manner shall again become subject to the restrictions of the Stockholders Agreement.

         4. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Stockholders' Agreement.

         5. Other Terms of Stockholder's Agreement. Except for the amendments set forth herein, all other provisions of the Stockholder's Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         6. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                  /s/ H. Rainey Powell, Attorney in Fact for Harold G. Powell
                  -----------------------------------------------------------
                  Harold G. Powell, individually and as Trustee
                  under the Harold G. Powell Family Revocable
                  Trust, UA dated 9/7/93, and under the Harold G.
                  Powell Revocable Trust dated 9/8/93

                  /s/ H. Rainey Powell, Attorney in Fact for Anna M. Powell
                  ---------------------------------------------------------
                  Anna M. Powell, individually and as Trustee
                  under the Harold G. Powell Revocable Trust
                  dated 9/8/93

                  /s/ Rebecca Powell Casey
                  ---------------------------------------------------------
                  Rebecca Powell Casey, individually and as
                  custodian for Meredith M. Casey, Lindsey M.
                  Casey and Bryan A. Casey under the Texas
                  UGMA

                  /s/ Michael T. Casey
                  ---------------------------------------------------------
                  Michael T. Casey, individually and as Trustee
                  under the H. Rainey Powell and Mary U. Powell
                  1997 Irrevocable Trust

                  /s/ H. Rainey Powell
                  ---------------------------------------------------------
                  H. Rainey Powell, individually and as custodian
                  for Elizabeth M. Powell and Alex M. Powell
                  under the Oklahoma UTMA

                  /s/ Mary U. Powell
                  ---------------------------------------------------------
                  Mary U. Powell

                  /s/ Lisa Powell Hunt
                  ---------------------------------------------------------
                  Lisa Powell Hunt, individually and as custodian
                  for Miles M. Hunt, Patrick M. Hunt and Hayden
                  E. Hunt under the Texas UGMA

                  /s/ Clay M. Hunt
                  ---------------------------------------------------------
                  Clay M. Hunt



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                           Arvest Trust Company, N.A., as Trustee*



                           By:      /s/ Lewis W. Beckett
                              ----------------------------------------------
                           Name:     Lewis W. Beckett
                                -------------------------------------------
                           Title:      Sr. Vice President
                                 ------------------------------------------

                           *Executed as Trustee with respect to:
                           Elizabeth M. Powell Trust A
                           Elizabeth M. Powell Trust B



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